1 Questions & Answers

2 Safe Harbor In keeping with the SEC's "Safe Harbor" guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company's filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non- GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Hospitality Trust, Inc. or Ashford Hospitality Prime, Inc. and may not be relied upon in connection with the purchase or sale of any such security.

3 Ashford Prime Questions & Answers

4 Question: What was the impetus for the Prime spin-off? Ashford Response: We had been looking at our company as two portfolios: a high-leveraged portfolio and a low- leveraged portfolio, which led us to thinking about our company in terms of the relative imbedded value of each component of our portfolio. We have been constantly searching for ways to maximize shareholder value given our close alignment with shareholders due to our significant insider ownership. The Ashford Trust board analyzed several different options to maximize shareholder value, and ultimately determined that a spin-off of Prime is in the best interests of shareholders. Ashford Prime Questions & Answers

5 Question: Why is Prime going to be externally-advised? Ashford Response: Our management team and board believe the externally-advised structure for Prime is the best available alternative to maximize value for shareholders. An internally-advised structure would have required this management team, which has had so much success together, to be broken up. The structure enables investors to continue to benefit from the experience of a management team with one of the best track records in our sector, is cheaper than an internally-advised structure, and provides for management incentives only in the event of outperformance versus a defined peer group. Ashford Prime Questions & Answers

6 Question: How is your external advisory agreement different from other external advisory agreements in the REIT space? Ashford Response: The structure of our external advisory agreement is revolutionary. First, the fees are based on market value and total shareholder return outperformance as opposed to just gross asset value. Second, the advisor will own 20% of Prime and insiders will own approximately 19% of Prime. Finally, the advisor is a publicly traded company and not a private company owned by a few individuals. There is a very strong alignment between the advisor and Prime to outperform. Prime management will be more highly aligned with shareholders than any internally- advised Hotel REIT. Ashford Prime Questions & Answers

7 Question: Can you explain how the management fees will work? Ashford Response: The base management fee will be based on total enterprise value. Prime will pay an annual fee of 0.70% x its total enterprise value (this 0.70% compares to the 9-year average cash G&A to TEV of 0.85% for comparable Hotel REITs). The base fee will be paid on a quarterly basis. The incentive fee will be based on total shareholder return in excess of the peer average. If Prime's total shareholder return exceeds the peer average by 10 percentage points, Prime would pay an incentive fee equal to 10% x the 10% outperformance x its equity value. Ashford Prime Questions & Answers

8 Question: Will Prime remain externally advised or is the plan to internalize management once you get to a certain size? Ashford Response: There is no plan to internalize the management of Prime. We believe our external advisory agreement is more shareholder friendly than all other existing Hotel REITs, whether internally or externally advised, and creates a very strong alignment of interests to outperform. Ashford Prime Questions & Answers

9 Question: Won't the smaller market caps of both Ashford Trust and Ashford Prime result in lower EBITDA valuation multiples? Ashford Response: We have spent considerable time researching this question and have not found any evidence that market cap impacts EBITDA valuation multiples for Hotel REITs. Instead, we have found a high correlation between EBITDA multiples and RevPAR. Ashford Prime Questions & Answers

10 • As the chart below shows, there is a very high correlation between RevPAR and EBITDA Multiple for the Hotel REIT universe. Ashford Prime, with its higher RevPAR assets and investment focus, should benefit from this correlation Public Lodging REITs include: AHT, BEE, CHSP, CLDT, DRH, FCH, HPT HT, INN, LHO, PEB, RLJ, SHO. Excludes HST due to its significantly higher market capitalization. Source: Bloomberg, First Call, SNL and Company filings. Q2 2013 Forward 12 Month Consensus EBITDA Multiple vs. RevPAR R² = 0.8672 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x $50 $70 $90 $110 $130 $150 $170 $190 E B IT D A M u lt ip le RevPAR PEB BEE INN CLDT CHSP LHO SHO DRH HT RLJ FCH AHT HPT Ashford Prime Questions & Answers

11 • Conversely, there is no correlation between Market Capitalization and EBITDA Multiple for the Hotel REIT universe. This is further evidence that the overall valuation of Ashford Prime should be based more on its RevPAR focus than its market capitalization Public Lodging REITs include: AHT, BEE, CHSP, CLDT, DRH, FCH, HPT, HT, INN, LHO, PEB, RLJ, SHO. Excludes HST due to its significantly higher market capitalization. Source: Bloomberg, First Call, SNL and Company filings. Q2 2013 Forward 12 Month Consensus EBITDA Multiple vs. Market Capitalization R² = 0.0005 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 E B IT D A M ult ip le Market Cap ($Millions) CLDT INN LHO RLJ PEB BEE DRH SHO HT CHSP FCH AHT HPT Ashford Prime Questions & Answers

12 • We also looked at the correlation between EBITDA multiple and market capitalization for other REIT property types. Below are the R-squared (correlation significance) values for those sectors: • With a 0.58 R-squared value - the apartment REIT sector was the only sector with a material correlation • However, the apparent correlation between multiple & market capitalization for Apartment REITs ceases to exist when dollar rents (like RevPAR, a measure of perceived property quality) is included in the analysis • In conclusion, for Apartment REITs, it's coincidental that the REITs with higher quality properties also have larger market capitalizations. The true correlation for Apartment REITs is with property quality, not with market capitalization Apartments 0.58 Industrial 0.22 Retail 0.04 Malls 0.02 Healthcare 0.01 Office 0.01 Hotels 0.01 Ashford Prime Questions & Answers

13 Question: How will current Trust shareholders benefit from Prime? Ashford Response: Current Trust shareholders should benefit from Prime achieving a premium valuation multiple to Trust. Also, Trust shareholders should benefit from the management fee income that Trust will receive from Prime. Ashford Prime Questions & Answers

14 Question: Can a buyer of Prime terminate the advisory agreement? Ashford Response: Yes – the advisory agreement can be terminated on a change of control of Prime for a fee. It's very rare for an advisory agreement to be terminable on a change of control. We thought this feature would be important for Prime shareholders. Ashford Prime Questions & Answers

15 Question: For Prime, how will you get from where you are today to 5.0x net debt plus preferred equity to EBITDA? Ashford Response: We expect to get to 5.0x net debt plus preferred equity to EBITDA over time. We plan to get there through acquisitions, equity raises, and increased Hotel EBITDA. Ashford Prime Questions & Answers

16 Question: What is the timing of Prime acquiring the Pier House and the Marriott Gateway? Ashford Response: The determination to exercise the options will be a Prime Board decision. We would expect Prime to exercise its option to buy the Pier House resort sometime between Q4 2013 & Q1 2014 depending on market conditions. The Marriott Gateway option has a 6-month lock-out and we would expect Prime to exercise its option on Gateway sometime after the lock-out has expired depending on market conditions. Ashford Prime Questions & Answers

17 Question: Do you plan to buy assets in Prime? Ashford Response: Yes – Prime is expected to be a growth vehicle and is well positioned to grow through the existing option and ROFO hotels. Also, the management team has a proven 10-yr track record of growing AHT from a blind pool IPO in 2003 with a little over $200 million in cash to over $4 billion in assets while delivering superior shareholder returns relative to the peer average. Ashford Prime Questions & Answers

18 Question: When you are looking at deals, how will you determine if the deal is for Trust or Prime? Ashford Response: Prime will focus on hotels with RevPAR 2x the national average (currently approximately $135) predominantly located in gateway and resort markets. Trust will continue to focus on making investments across all chain scales with RevPAR less than 2x the national average. Ashford Prime Questions & Answers

19 Question: Are you still looking to invest in international hotels? Will this happen in Trust or Prime? Ashford Response: Yes – we continue to analyze international hotel acquisition opportunities. These acquisitions could be in Trust or Prime depending on the RevPAR and market locations. Ashford Prime Questions & Answers

20 Question: What types of hotels are you looking at for Prime? What markets, asset characteristics, etc.? Ashford Response: Prime will target high RevPAR, high quality hotels in the major markets. It will focus on luxury and upper upscale hotels in major domestic and international resort and gateway markets. Ashford Prime Questions & Answers

21 Question: Would Prime have more of an appetite for boutique, non-branded hotels? Ashford Response: Prime will target both branded and non-branded, high RevPAR hotels. Ashford Prime Questions & Answers

22 Question: What is the target size for Prime in terms of number of hotels? Ashford Response: There is no target size for Prime. We want all Prime acquisitions to be long-term accretive to shareholders. We expect it to be a growth vehicle through acquisitions so long as we can find accretive investment opportunities. Ashford Prime Questions & Answers

23 Question: What kind of pacing do you have in mind for acquisitions in Prime? Ashford Response: We have no specific pacing or timetable to grow Prime. The option hotels and the ROFO hotels provide a great pipeline of growth for Prime, but Prime will also be able to capitalize on other acquisition opportunities available in the marketplace. Ashford Prime Questions & Answers

24 Question: I've heard some comments that the hotel transaction market is getting frothy. What are you seeing? Ashford Response: We expect to see more transaction volume that should provide potential growth opportunities. While the acquisition market is always competitive, this management team has a proven 10-year track record as a public company of growing through acquisitions while providing superior total shareholder returns. Ashford Prime Questions & Answers

25 Question: Will Trust be doing many acquisitions? Ashford Response: Trust will continue to be opportunistic in its investment strategy and will keep searching for accretive acquisition opportunities while being mindful of its high cost of equity capital. Ashford Prime Questions & Answers

26 Question: Are there any markets that you are not in today that you would like to be in? Ashford Response: We do not make capital allocation decisions based solely on market location. We look for the best risk-adjusted return we can find, while balancing portfolio concentration risk. Ashford Prime Questions & Answers

27 Question: How is group business? Ashford Response: Group business continues to lag in this recovery. While STR reports that group RevPAR is up 2.3% year-to-date through the 2nd quarter, our group RevPAR for all of our hotels is up 3.3%, 100 bps higher than the national average. The Prime portfolio, which has slightly more group exposure than the Trust portfolio, had group RevPAR growth of 6% year-to-date through the 2nd quarter. Ashford Prime Questions & Answers

28 Question: When do you plan to refinance Highland? Ashford Response: The Highland Portfolio continues to ramp up from the changes in property management and recent capital expenditures we have been making at the hotels. We expect that we will look to re-finance the portfolio sometime over the next 6-18 months. Ashford Prime Questions & Answers

29 Ashford Prime Questions & Answers Question: Why not wait until after you have refinanced your upcoming debt maturities, including the Highland Portfolio, and then revisit the spin-off strategy as prior re-financings have seemed to be a positive catalyst for the stock? Ashford Response: We had several re-financings over the last 12 months where we took out significant excess proceeds, yet we saw our multiple drop compared to peers, not increase, over that same time period. With the attractive industry fundamentals we are seeing, we think now is the right time to execute this transaction to unlock value in our portfolio.

30 − As of 6/14/13, the announcement date of Ashford Prime, Ashford Trust traded at about 12.1x 2013 Consensus EBITDA − Our multiple relative to peers dropped over the several months BEFORE the spin-off was announced. Source: Citi Equity Research 2013 Consensus EBITDA Multiple As of 10/26/12 As of 6/14/13 Ashford Trust 11.2x 12.1x Hotel REIT Peer Avg. 11.8x 13.8x AHT Variance to Peer Avg. (0.6x) (1.7x) Ashford Prime Questions & Answers

31 Question: When will the renovations in the Highland portfolio be completed? Ashford Response: We keep all of our hotels on a renovation cycle, but the Highland hotels have needed more capex than is typical for hotels in our portfolio given the distressed nature the portfolio was in prior to our acquisition. Toward the second half of 2014, we expect the renovations in Highland to moderate back to our typical capex spend. Ashford Prime Questions & Answers

32 Question: Will Prime pay a dividend? Ashford Response: Yes. Prime is expected to pay an initial minimum quarterly dividend of $0.01 per Trust share equivalent. Since the exchange ratio is 1 share of Prime for every 5 shares of Trust, this equates to $0.05 per Prime share, per quarter. Ashford Prime Questions & Answers

33 Question: Are there any significant upcoming renovations in the Prime portfolio? Ashford Response: We are consistently investing capital in our hotels, but the only major upcoming renovation in the Prime portfolio is at the Courtyard Downtown Philadelphia, which is undergoing a full rooms renovation. Ashford Prime Questions & Answers

34 Question: Is all of the cash from the recent capital raise going to Prime? Ashford Response: Yes – all of the cash from the recent equity raise will go to Prime along with some additional cash. Approximately $160 million of cash and working capital will be distributed to Prime upon the spin- off. Ashford Prime Questions & Answers

35 Question: What are your thoughts on financing with floating vs. fixed interest rates? Ashford Response: As hotel owners we believe it is a natural hedge to finance hotels with floating-rate debt. Interest rates move up and down the with the economy just like hotel profits, providing a natural hedge. However, we also realize the benefit of locking down attractive long-term interest rates. We balance the attractiveness that low, long-term fixed-rates can provide with the benefits that shorter-term floating-rates can provide at each point in the cycle in all of our re-financing decisions. Ashford Prime Questions & Answers

36 Question: Any thoughts on providing earnings guidance for Prime? Ashford Response: We have discussed providing earnings guidance for Prime. At this time, we do not plan on providing earnings guidance, but we are still open to it and will continue to discuss it. We do plan to be very transparent in terms of financial reporting as evidenced by the property level detail in Prime's Information Statement. If we can determine that there are tangible benefits to providing earnings guidance, then we will. Ashford Prime Questions & Answers

37 Question: What will the tax burden be to shareholders? Ashford Response: Please refer to the Prime Information Statement for more information on the taxability of the spin- off. Ashford Prime Questions & Answers

38 Questions & Answers